Exhibit 3.1
Certificate of Formation

of

Daimler Retail Receivables LLC

1. The name of the limited liability company is Daimler Retail Receivables LLC.
2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
3. The purpose or purposes for which the limited liability company is formed is to engage in any activity allowed by the Limited Liability Company Act of Delaware.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 3rd day of April 2009.

DCFS USA LLC, Member

By:	/s/ Steven C. Poling
Steven C. Poling
Assistant Secretary

Certificate of Amendment
of
Daimler Retail Receivables LLC
1. The name of the limited liability company is Daimler Retail Receivables LLC.
2. The Certificate of Formation of the limited liability company is hereby amended by restating the  first article thereof as follows:
1.   The name of the limited liability company is Mercedes-Benz Retail Receivables LLC.
3. This Certificate of Amendment shall be effective on June 8, 2022.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Daimler Retail Receivables LLC this 2nd day of June, 2022.
Mercedes-Benz Financial Services USA LLC, Member
By:	/s/ Steven C. Poling
Steven C. Poling
Assistant Secretary